                              AMENDED AND RESTATED

                                  SUB-ADVISORY
                              INVESTMENT MANAGEMENT
                                    AGREEMENT

     AMENDED AND RESTATED AGREEMENT, made as of the 2nd day of June, 2004 by and between  OppenheimerFunds,  Inc., a Colorado  corporation  ("OFI"),  and Tremont
Partners, Inc., a Connecticut corporation ("Tremont").

         RECITAL

     WHEREAS,  OFI and Tremont are parties to the  Sub-Advisory  Agreement dated
January 2, 2003, (the "Agreement") in connection with services to be provided by
Tremont; and

     WHEREAS, OFI Tremont Core Diversified Hedge Fund, a Massachusetts  business trust (the "Fund"),  is registered under the Investment  Company Act of 1940, as amended  (the  "Investment  Company  Act"),  with the  Securities  and  Exchange
Commission (the "Commission") as a closed- end management investment company;

     WHEREAS,  OFI has entered into an Investment  Advisory  Agreement  with the
Fund dated as of June 2, 2004 (the "Investment Advisory Agreement"), pursuant to which OFI has been appointed to serve as the investment  adviser of the Fund and pursuant to which OFI is authorized to retain investment  subadvisers affiliated with OFI to provide  any or all of the  services  required to be provided by OFI under the Investment Advisory Agreement;

     WHEREAS,  Tremont  is an  affiliate  of OFI that is  registered  under  the
Investment  Advisers  Act of  1940,  as  amended  (the  "Advisers  Act"),  as an investment adviser and engages in the business of rendering investment advice;

     WHEREAS,  OFI desires that Tremont shall act as the  investment  manager to the Fund pursuant to this Agreement and Tremont desires to act in such capacity;

     NOW THEREFORE,  in consideration  of the mutual  covenants  hereinafter set forth, it is agreed by and between the parties, as follows:

1.    GENERAL PROVISIONS.

     OFI hereby  appoints  Tremont to render to OFI,  with  respect to the Fund, investment research and advisory services as set forth below in Section 2, under the  supervision  of OFI and subject to the approval and direction of the Fund's
Board of Trustees (the "Board"),  and Tremont  hereby accepts such  appointment, subject  to the  terms and  conditions  contained  herein.  Tremont  shall,  for purposes of this  Agreement,  be deemed an independent  contractor and shall not have, except as expressly  provided or authorized  herein,  any authority to act for or  represent  OFI or the Fund in any way or  otherwise to serve as or to be deemed an agent of the Fund.  Tremont  shall,  in all matters,  give to OFI, the
Fund  and the  Board  the  benefit  of its best  judgment,  effort,  advice  and recommendations  and shall at all times,  conform to and use its best efforts to enable  the  Adviser  and the  Fund to  conform  to (i)  the  provisions  of the
Investment Company Act and any rules or regulations  thereunder;  (ii) any other applicable provisions of state or Federal law; (iii) policies and determinations of the Board,  (iv) the investment  policies and investment  restrictions of the
Fund as reflected in the registration statement of the Fund under the Investment
Company Act or as such policies may, from time to time, be amended;  and (v) the
Prospectus  and Statement of Additional  Information  of the Fund in effect,  as they may be amended from time to time. The appropriate officers and employees of
Tremont shall be available  upon  reasonable  notice for  consultation  with any members of the Board or officers of the Fund or OFI with  respect to any matters dealing with the business and affairs of the Fund including, without limitation, review of the general investment strategy of the Fund,  economic  considerations and general conditions affecting the marketplace.

2.    DUTIES  OF  TREMONT
            AND OFI.

(a)   Duties of Tremont.

Tremont shall regularly  provide  investment advice with respect to the Fund and shall,  subject  to the  terms of this  Agreement,  continuously  supervise  the investment  and  reinvestment  of  cash,  securities  and  instruments  or other property  comprising  the  assets  of  the  Fund,  and in  furtherance  thereof,
Tremont's duties and authority shall include:

(A)  Selecting  alternative asset managers  ("Portfolio  Managers") with whom to invest the Fund's assets, either through private investment funds that they manage ("Portfolio Funds") or directly through separate managed accounts or separate  investment  vehicles managed by a Portfolio  Manager and in which the Fund is the  only  investor  ("Portfolio  Accounts"),  on the  basis of various  criteria  relating to their  skills and  ability to execute  their
     investment   programs,   consistent  with  the  Fund's  overall  investment
     objective and strategies;  provided, however, that the Fund's participation in Portfolio  Accounts will be subject to approval at least annually by the
     Board,  including  the vote of the  majority  of the  Trustees  who are not parties  to this  Agreement  or  "interested  persons"  (as  defined in the
     Investment Company Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such  approval,  or by the holders of a "majority of the outstanding  voting  securities of the
     Fund" (as defined in the Investment  Company Act),  subject in such case to the  approval by a vote of the majority of the Trustees who are not parties to this  Agreement or  "interested  persons" (as defined in the  Investment
     Company Act and the rules  thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval;

(B)  Determining  how the Fund's assets should be allocated  among the Portfolio
     Managers and regularly  reporting on the Fund's  portfolio  holdings to OFI and, at the request of OFI, to the Board;

(C)  Monitoring  and  reporting  as to the  Fund's  investment  compliance  with applicable  laws,  rules  and  regulations  as  set  forth  in  the  Fund's prospectus  and statement of additional  information,  as summarized in the attached Appendix A.

(D)  Obtaining  and   evaluating   pertinent   information   about   significant
     developments  and  economic,  statistical  and  financial  data,  domestic, foreign or otherwise,  whether affecting the economy generally or the Fund, and whether  concerning  the Portfolio  Managers or the activities in which such Portfolio Managers engage; and

(E)  Taking such actions  incident to  implementation  of the Fund's  investment program,  or  as  otherwise  directed  by  OFI,  including:  (i)  executing investment advisory,  subscription, and such other agreements in connection with investing the Fund's assets in Portfolio Funds or Portfolio  Accounts;
     (ii)  transmitting  withdrawal  requests to Portfolio  Funds and  Portfolio
     Accounts,  either  at  the  request  of  OFI in  connection  with  periodic repurchases  of  shares  in the Fund  ("Shares")  by the Fund or as part of
     Tremont's investment program; and (iii) such other actions as Tremont deems necessary or appropriate in executing its duties under this Agreement.

(F)  Nothing in this Agreement  shall prevent  Tremont or any affiliate  thereof from  acting as  investment  adviser  for any  other  person,  firm,  fund, corporation  or other  entity  and shall  not in any way limit or  restrict
     Tremont, or any of its affiliates, or their respective directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting,  provided  that such  activities  do not adversely  affect or  otherwise  impair the  performance  by Tremont of its duties and obligations  under this Agreement and under the Advisers Act and further  provided that such activities do not violate any provisions of the code of ethics of Tremont governing personal  securities trading by persons who are "access persons," as defined by such code, of the Fund.

(b)   Duties of OFI.

Without  limiting the  obligations  of Tremont under this  Agreement,  OFI shall monitor the investment program maintained by Tremont for the Fund to ensure that the Fund's assets are invested in compliance  with this Agreement and consistent with the investment  objective and investment policies of the Fund as recited in its Prospectus and Statement of Additional  Information,  as they may be amended from time to time.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)  Representations, Warranties and Covenants of Tremont.

(A)  Tremont is now,  and will  continue  to be, a  corporation  duly formed and validly  existing under the laws of its  jurisdiction  of formation,  fully authorized  to enter  into this  Agreement  and carry  out its  duties  and obligations hereunder.

(B)  Tremont is registered as an investment  adviser with the  Commission  under the Advisers Act. Tremont shall maintain such registration in effect at all times during the term of this Agreement.

(C)  Tremont at all times shall  provide its best judgment and effort to OFI and the Fund in carrying out its obligations hereunder.

(b)  Other Covenants. Tremont further agrees that:

(A)  as required by applicable laws and regulations,  it will maintain books and records  with  respect to the Fund's  securities  transactions  and it will furnish to OFI and to the Board such periodic and special reports as OFI or the Board may reasonably request; and

(B)  it will treat confidentially and as proprietary information of the Fund all records  and  other  information  relative  to the  Fund,  and will not use records and  information  for any  purpose  other than  performance  of its responsibilities  and duties hereunder,  except after prior notification to and  approval in writing by OFI or the Fund or when so  requested by OFI or the Fund, or required by law or regulation.

(c)  Representations, Warranties and Covenants of OFI.

(A)  OFI is now, and will  continue to be, duly  organized  and in good standing under the laws of its state of  incorporation,  fully  authorized  to enter into this Agreement and to carry out its duties and obligations hereunder.

(B)  OFI is registered as an investment  adviser with the  Commission  under the
     Advisers Act. OFI shall maintain such  registration  in effect at all times during the term of this Agreement.

(C)  OFI at all times shall  provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

4. CONTROL BY THE BOARD.

     Any investment program undertaken by Tremont pursuant to this Agreement, as well as any other  activities  undertaken  by Tremont  with respect to the Fund, shall at all times be subject to any directives of OFI and the Board.

5.    BOOKS AND RECORDS.

     Tremont  agrees that all records that it maintains  for the Fund, on behalf of OFI, are the property of the Fund and further agrees to surrender promptly to the Fund or to OFI any of such records upon request.  Tremont  further agrees to preserve for the periods  prescribed by applicable  laws,  rules and regulations all  records  required to be  maintained  by Tremont on behalf of OFI under such applicable  laws,  rules  and  regulations,  or such  longer  period  as OFI may reasonably request from time to time.

6. PORTFOLIO TRANSACTIONS AND BROKERAGE.

     (a)  Tremont is  authorized,  in  arranging  the  purchase  and sale of the portfolio  securities  and other  investments of the Fund to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including "affiliated" broker-dealers, as may, in its best judgment,  implement  the policy of the Fund to obtain,  at reasonable expense,  the "best execution"  (prompt and reliable  execution at the
          most   favorable   security   price   obtainable)   of  the  portfolio
          transactions  of the Fund as well as to  obtain,  consistent  with the provisions of the subparagraph (c) of this paragraph 6, the benefit of such  investment  information  or  research  as may be of  significant assistance to the  performance by Tremont of its  investment  advisory functions.

     (b)  To the extent  applicable,  Tremont  shall  select  broker-dealers  to effect  the  portfolio  transactions  of the Fund on the  basis of its estimate of their ability to obtain best  execution of particular  and related  portfolio  transactions.  In such case,  the  abilities  of a
          broker-dealer  to  obtain  best  execution  of  particular   portfolio
          transactions  will be judged by Tremont  on the basis of all  relevant
          factors  and  considerations  including,   insofar  as  feasible,  the
          execution  capabilities  required by the transactions or transactions;
          the ability and  willingness  of the  broker-dealer  to facilitate the portfolio  transactions of the Fund by  participating  therein for its own  account;  the  importance  to the Fund of  speed,  efficiency  or confidentiality; the broker-dealer's apparent familiarity with sources form or to whom particular  securities or other  investments  might be purchased  or  sold;  as well as nay  other  matters  relevant  to the selection of a broker-dealer  for particular and related  transactions of the Fund.

     (c)  To the  extent  applicable,  Tremont  shall  have  discretion,  in the interests  of  the  Fund,  to  allocate  brokerage  on  the  portfolio transactions of the Fund to  broker-dealers,  other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide research services (as such services are defined in Section
          28(e)(3) of the Securities Exchange Act of 1934) to Tremont, which may assist  Tremont in managing  the assets of the Fund or other  accounts for which  Tremont or any affiliate of Tremont  exercises  "investment discretion"  (as that  term is  defined  in  Section  3(a)(35)  of the
          Securities  Exchange  Act of 1934)  and to cause  the Fund to pay such broker-dealers a commission for effecting a portfolio  transaction for the  Fund  that is in  excess  of the  amount  of  commission  another broker-dealer  adequately  qualified to effect the  transaction  would have charged for effecting that transaction, if Tremont determines, in good faith,  that such  commission  is  reasonable  in relation to the value of the of the  broker  or  research  services  provided  by such broker-dealer viewed in terms of either that particular transaction or the overall responsibilities of Tremont or its affiliates with respect to  accounts  as to which  they  exercise  investment  discretion.  In reaching such determination,  Tremont will not be required to place or attempt to place a specific  dollar value on the brokerage or research
          services  provided  or  being  provided  by  such  broker-dealer.   In
          demonstrating  that  such  determinations  were  made in  good  faith,
          Tremont shall be prepared to show that all commissions  were allocated for  purposes  contemplated  by this  Agreement  and  that  the  total commissions paid by the Fund over a representative  period selected by the Board were reasonable in relation to the benefits to the Fund.

     (d)  Tremont shall have no obligation to seek advance  competitive  bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability,  endeavor to be aware of the current  level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the
          Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund.

     (e)  Subject to the foregoing provisions of this paragraph 6, to the extent applicable,  Tremont may also consider  sales of Shares as a factor in the selection of broker-dealers for its portfolio transactions.

7. COMPENSATION OF TREMONT.

In consideration of the services  provided by Tremont under this Agreement,  OFI will pay Tremont a monthly fee equal to 50% of the amount of the  Management Fee earned by OFI pursuant to the Investment Advisory Agreement.

8. ALLOCATION OF EXPENSES.

     Tremont shall pay the expenses  incurred by it in providing  services under this Agreement, including, but not limited to, the salaries, employment benefits and  other  related  costs  of  those  of its  personnel  engaged  in  providing investment advice to the Fund hereunder,  including, without limitation,  office space, office equipment, telephone and postage costs and other expenses.

9. USE OF NAME "TREMONT."

     Tremont hereby grants to the Fund a royalty-free,  non-exclusive license to use the "Tremont" in the name of the Fund for the duration of this Agreement any extensions  or renewals  thereof.  Such license may,  upon  termination  of this
Agreement, be terminated by Tremont, in which event the Fund shall promptly take whatever  action may be necessary to change its name and discontinue and further use of the  name  "Tremont"  in the  name of the  Fund or  otherwise.  The  name
"Tremont"  may be used or  licensed  by  Tremont in  connection  with any of its activities, or licensed by Tremont to any other party.

10.   DURATION.

     This Agreement  will take effect on the date first set forth above.  Unless earlier terminated  pursuant to paragraph 13 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter  from year to year, so long as such continuance  shall be approved at least annually by the
Board, including the vote of the majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act and the rules  thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority of the  outstanding  voting  securities of the Fund" (as defined in the  Investment
Company Act),  subject in such case to the approval by a vote of the majority of the Trustees who are not parties to this Agreement or  "interested  persons" (as defined in the  Investment  Company  Act and the rules  thereunder)  of any such party,  cast in person at a meeting  called  for the  purpose  of voting on such approval.

11. LIABILITY OF TREMONT.

     In the  absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard of obligations or duties hereunder on the part of Tremont or any of its officers,  directors or employees, Tremont shall not be liable to OFI for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained  in the  purchase,  holding or sale of any interest in a Portfolio Fund or allocation to any Portfolio Manager.

12. ASSIGNMENT OR AMENDMENT.

     Any  amendment to this  Agreement  shall be in writing and shall be subject to: (i) the  approval  of the  Board,  including  the vote of a majority  of the
Trustees who are not "interested  persons," as defined by the Investment Company
Act and the rules  thereunder;  (ii) the affirmative  vote or written consent of the holders of a "majority of the outstanding  voting  securities" of the Fund,"
as defined by the Investment  Company Act, to the extent such a vote of security holders  is  required  by the  Investment  Company  Act.  This  Agreement  shall automatically  and immediately  terminate in the event of its  "assignment,"  as defined in the Investment Company Act.

13.   TERMINATION.

     (a)  Termination by the Fund and Tremont.  This Agreement may be terminated at any time, without the payment of any penalty,  by vote of the Board or by vote of a majority of the Fund's  outstanding  voting securities or Tremont,  on sixty (60) days' written  notice.  The notice provided for herein may be waived by the party required to be notified.

     (b)  Assignment.  This Agreement shall automatically terminate in the event of its  "assignment," as defined in Section 2 (a) (4) of the 1940 Act.
          In the event of an assignment  that occurs solely due to the change in control of Tremont  (provided  that no condition  exists that permits, or,  upon  the  consummation  of  the  assignment,  will  permit,  the termination of this Agreement by OFI pursuant to  subparagraph  (c) of this paragraph  13), OFI and Tremont,  at the sole expense of Tremont, shall use their reasonable best efforts to obtain shareholder approval of a successor  Subadvisory  Agreement on substantially the same terms as contained in this Agreement.

     (c)  Termination by OFI. OFI may terminate this Agreement  without  penalty and  without  the  payment of any fee or  penalty,  immediately  after giving  written  notice,  upon the  occurrence of any of the following events:

     1.   Any of Tremont,  its respective  partners,  subsidiaries,  affiliates, directors, officers, employees or agents engages in an action or omits to take an action that would cause Tremont to be  disqualified  in any manner  under  Section  9(a) of the 1940  Act,  if the SEC were not to grant an  exemptive  order under  Section  9(c)  thereof or that would constitute  grounds  for  the  SEC to  deny,  revoke  or  suspend  the registration of Tremont as an investment adviser with the SEC; or

     2.   Tremont breaches the  representations  contained in subparagraphs  (a)
          and  (b) of  paragraph  3 of  this  Agreement  or any  other  material provision of this Agreement, and any such breach is not cured within a reasonable period of time after notice thereof from OFI to Tremont.

     (d)  Transactions  in  Progress  upon  Termination.  OFI and  Tremont  will
          cooperate   with  each  other  to  ensure  that   portfolio  or  other
          transactions  in progress at the date of termination of this Agreement shall  be  completed  by OFI in  accordance  with  the  terms  of such transactions,  and to this  end  Tremont  shall  provide  OFI with all necessary  information and documentation to secure the  implementation thereof.

14.   NOTICES.

     Any  notice  or  other  communication  required  to be or that may be given hereunder  shall be in writing and shall be  delivered  personally,  telecopied, sent by  certified,  registered  or  express  mail,  postage  prepaid or sent by national  next-day  delivery service and shall be deemed given when so delivered personally or telecopied,  or if mailed, two days after the date of mailing,  or if by next-day delivery service, on the business day following delivery thereto:

(a)   If to OFI, to:

OppenheimerFunds,  Inc. Two World Financial  Center,  225 Liberty  Street,  16th
Floor New York, New York 10281-1008

     Attention: Robert G. Zack

     Executive Vice President and General Counsel

     Telecopier: 212-323- 4070

(b)   If to Tremont, to:

     Tremont Partners,  Inc. Rye Corporate Center 555 Theodore Fremd Avenue Rye,
New York 10580

Attention:

Suzanne S. Hammond

Senior Vice President, Secretary & Treasurer

Telecopier: 914.921.3499

15. QUESTIONS OF INTERPRETATION.

     This  Agreement  shall be  governed  by the  laws of the  State of New York applicable to agreements  made and to be performed  entirely within the State of
New York  (without  regard to any  conflicts  of law  principles  thereof).  Any question of  interpretation  of any term or provision of this Agreement having a counterpart  in or otherwise  derived from a term or provision of the Investment
Company Act shall be  resolved by  reference  to such term or  provision  of the
Investment  Company Act and to  interpretations  thereof,  if any, by the United
States courts or, in the absence of any controlling  decision of any such court, by rules,  regulations  or  orders  of the  Commission  issued  pursuant  to the
Investment  Company Act. In addition,  where the effect of a requirement  of the
Investment  Company Act reflected in any provision of this  Agreement is revised by rule,  regulation or order of the Commission,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      16.   DEFINITIONS.

     The terms and provisions of the Agreement  shall be interpreted and defined in a manner  consistent with the terms and provisions of the Investment  Company
Act and the rules thereunder.

                                    OppenheimerFunds, Inc.

                                    By:  ______________________
                                    Name:  Brian W. Wixted
                                    Title:    Senior Vice President &
                                    Treasurer

                                    Tremont Partners, Inc.

                                    By:  ______________________
                                    Name:  Suzanne S. Hammond
                                    Title:     Senior Vice President,
                                    Secretary
                                    &
                                    Treasurer

     The provisions of Section 9 are hereby agreed to and accepted.

OFI Tremont Core Diversified Hedge Fund

      By:
      ----------------------

      Name:  Dina C. Lee
      Title:
      Assistant Secretary

       Appendix A         Responsible Party        Comments

   Compliance Testing
       Procedures

Procedure
                  ---------------------------------------------------------

5% Issuer Test1   RiskMetrics         Completed monthly.  Reports
                                      distributed to Tremont for review
                                      and sign-off.  Non-quarter-end
                                      months used to identify potential
                                      problems.  Portfolio Fund ownership
                                      percentages obtained by Tremont
                                      Client Relations Group and provided
                                      to Risk Metrics.

10% of Issuer's   RiskMetrics         Completed monthly.  Reports
Voting                                distributed to Tremont for review
Securities1                           and sign-off.  Non-quarter-end
                                      months used to identify potential
                                      problems.  Portfolio Fund ownership
                                      percentages obtained by Tremont
                                      Client Relations Group and provided
                                      to Risk Metrics.

25% Issuer Test1  RiskMetrics         Completed monthly.  Reports
                                      distributed to Tremont for review
                                      and sign-off.  Non-quarter-end
                                      months used to identify potential
                                      problems.  Portfolio Fund ownership
                                      percentages obtained by Tremont
                                      Client Relations Group and provided
                                      to Risk Metrics.

90% Gross Income  RiskMetrics/Tremont RiskMetrics identifies "bad assets"
Test1                                 monthly.  Reports distributed to
                                      Tremont for review and sign-off.
                                      Tremont controls investments in
                                      Portfolio Funds likely to generate
                                      "bad income".  Tremont requests
                                      monthly certification from
                                      Portfolio Funds stating
                                      non-existence of "bad income" or
                                      percentage of "bad income" earned.
                                      Non-quarter-end months used to
                                      identify potential problems.

25% Industry      RiskMetrics/Tremont/Completed monthly.  Reports
Concentration     Categories          distributed to Tremont for review
Test1                                 and sign-off.  Non-quarter-end
                                      months used to identify potential
                                      problems.  RiskMetrics involvement
                                      expands testing currently done on
                                      existing products (see SEC Comment
                                      letter response #26)

No more than 10%  Tremont             Completed monthly as part of
of total assets                       investment portfolio allocation
in any one                            process.  Sign-off by Tremont.
Portfolio
Manager Test2

No more than 20%  Tremont             Completed monthly as part of
of total assets                       investment portfolio allocation
in Portfolio                          process.  Sign-off by Tremont.
pursuing same
Portfolio
Strategy Test2

Cannot own more   Tremont             Completed monthly as part of
than 5% of                            investment portfolio allocation
Portfolio Fund's                      process.  Sign-off by Tremont.
Voting Equity3

Cannot own more   Tremont             Completed monthly as part of
than 25% of                           investment portfolio allocation
Portfolio Fund's                      process.  Sign-off by Tremont.
equity3

Asset Coverage    Tremont             Completed monthly as part of
300% Test3                            investment portfolio allocation
                                      process.  Sign-off by Tremont.
                                      Presently not applicable.

Daily             Tremont             Completed monthly as part of
Segregation Test3                     investment portfolio allocation
                                      process.  Sign-off by Tremont.
                                      Presently not applicable.

Senior Security   Tremont             Completed monthly as part of
Issuance                              investment portfolio allocation
Prohibition3                          process.  Sign-off by Tremont.
                                      Presently not applicable.

Monitoring of     Tremont             Completed monthly as part of
Borrowings3                           investment portfolio allocation
                                      process.  Sign-off by Tremont.
                                      Presently not applicable.

Underwriting of   Tremont             Completed monthly as part of
Securities                            investment portfolio allocation
Prohibition3                          process.  Sign-off by Tremont.
                                      Presently not applicable.

Loan Writing      Tremont             Completed monthly as part of
Prohibition3                          investment portfolio allocation
                                      process.  Sign-off by Tremont.
                                      Presently not applicable.

Real Estate       Tremont             Completed monthly as part of
Prohibition3                          investment portfolio allocation
                                      process.  Sign-off by Tremont.
                                      Presently not applicable.

Commodity         Tremont             Completed monthly as part of
Prohibition3                          investment portfolio allocation
                                      process.  Sign-off by Tremont.
                                      Presently not applicable.

CFTC 5% Limit on  Tremont             Completed monthly as part of
margin deposits                       investment portfolio allocation
& option                              process.  Sign-off by Tremont.
premiums3                             Presently not applicable.

--------
1 IRS Compliance Test

2 Fund Investment guidelines Compliance Test

3 SEC Test